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                                                                    EXHIBIT 10.1


                  MASTER LOAN AND SECURITY AGREEMENT NO. 10220

DEBTOR: MessageMedia, Inc.    SECURED PARTY: Wells Fargo Equipment Finance, Inc.
        6060 Spine Road                      530 Fifth Avenue
        Boulder, CO 80301                    New York, NY 10036

In consideration of the mutual covenants set forth herein, the above named Debtor and the above named Secured Party hereby enter into this Master Loan and Security Agreement and agree to the terms and conditions set forth herein. Each Loan Schedule which may be executed by Debtor and Secured Party from time to time pursuant to this Master Loan and Security Agreement shall be deemed to be a separate loan transaction incorporating all of the terms and conditions of this Master Loan and Security Agreement. References in this Master Loan and Security Agreement to "Agreement", "hereunder" and "herein" shall mean a Loan Schedule which incorporates this Master Loan and Security Agreement.

     1. LOAN SCHEDULES. Debtor shall evidence its agreement to enter into each Agreement incorporating the terms hereof by executing and delivering to Secured Party a Loan Schedule in the form annexed hereto as Exhibit 1. Debtor's execution of a Loan Schedule shall obligate Debtor to make all of the payments set forth in the Schedule of Obligations as set forth in the Loan Schedule. The Loan Schedule shall set forth the amount of the Loan, the Term of the Loan, the number of payments to be made and the amount and dates upon which such payments are due. The Loan Schedule shall also set forth the Time Balance which means the aggregate amount of all payments which are payable under the Agreement evidenced by such Loan Schedule. Secured Party shall have no obligation to enter into or accept any Loan Schedule and no Loan Schedule shall be binding upon Secured Party until accepted by Secured Party which acceptance shall be evidenced only by the execution of such Loan Schedule by Secured Party.

     2. GRANT OF SECURITY INTEREST. Debtor hereby grants to Secured Party a security interest in the personal property referred to and/or described in each Loan Schedule (hereinafter with all renewals, substitutions and replacements and all parts, repairs, improvements, additions and accessories incorporated therein or affixed thereto referred to as the "Equipment"), together with any and all proceeds thereof and any and all insurance policies and proceeds with respect thereto.

     3. OBLIGATIONS SECURED. The aforesaid security interest is granted by Debtor as security for (a) the payment of the Time Balance (as set forth in the Loan Schedule) and the payment and performance of all other indebtedness and obligations now or hereafter owing by Debtor to Secured Party, of any and every kind and description under the Agreement evidenced by such Loan Schedule, and any and all renewals and extensions of the foregoing, and all interest, fees, charges, expenses and attorneys' fees accruing or incurred in connection with any of the foregoing (all of which Time Balance, indebtedness and obligations are hereinafter referred to as the "Liabilities") and (b) the payment and performance of all other indebtedness and obligations now or hereafter owing by Debtor to Secured Party, of any and every kind and description, howsoever arising or evidenced including without limitation those arising under other Loan Schedules, (all of which indebtedness and obligations are hereinafter referred to as the "Other Liabilities"). Subject to Paragraph 16, any nonpayment of any installment or other amounts within ten (10) days of when due hereunder shall result in the obligation on the part of Debtor promptly to pay also an amount equal to five percent (5%), (or the maximum rate permitted by law, whichever is less) of the installment or other amounts overdue.

     4. DISCLAIMER OF WARRANTIES. DEBTOR ACKNOWLEDGES THAT SECURED PARTY MAKES NO WARRANTIES, EXPRESS OR IMPLIED, IN RESPECT OF THE EQUIPMENT, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR ANY PARTICULAR PURPOSE. Secured Party shall not be liable to Debtor for any loss, damage or expense of any kind or nature caused, directly or indirectly, by any Equipment secured hereunder or the use or maintenance thereof or the failure of operation thereof, or the repair, service or adjustment thereof, or by any delay or failure to provide any such maintenance, repairs, service or adjustment, or by any interruption of service or loss of use thereof or for any loss of business howsoever caused. The Equipment shall be shipped directly to Debtor by the supplier thereof and Debtor agrees to accept such delivery. No defect or unfitness of the Equipment, nor any failure or delay on the part of the manufacturer or the shipper of the Equipment to deliver the Equipment or any part thereof to Debtor, shall relieve Debtor of the obligation to pay the Time Balance or any other


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obligation under this Agreement. Secured Party shall have no obligation under this Agreement in respect of the Equipment and shall have no obligation to install, erect, test, adjust or service the Equipment. Secured Party agrees, so long as there shall not have occurred or be continuing any Event of Default hereunder or event which with lapse of time or notice, or both, might become an Event of Default hereunder, that Secured Party will permit Debtor to enforce in Debtor's own name at Debtor's sole expense any supplier's or manufacturer's warranty or agreement in respect of the Equipment to the extent that such warranty or agreement is assignable.

     5. ASSIGNMENT. Any transaction evidenced by a Loan Schedule shall be assignable by Secured Party, and by its assigns, without the consent of Debtor, but Debtor shall not be obligated to any assignee except upon written notice of such assignment from Secured Party or such assignee. The obligation of Debtor to pay and perform the Liabilities to such assignee shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, and such payments shall be made without interruption or abatement notwithstanding any event or circumstance whatsoever, including, without limitation, the late delivery, non-delivery, destruction or damage of or to the Equipment, the deprivation or limitation of the use of the Equipment, the bankruptcy or insolvency of Secured Party or Debtor or any disaffirmance of this Agreement by or on behalf of Debtor and notwithstanding any defense, set-off, recoupment or counterclaim or any other right whatsoever, whether by reason of breach of this Agreement or of any warranty in respect of the Equipment or otherwise which Debtor may now or hereafter have against Secured Party, and whether any such event shall be by reason of any act or omission of Secured Party (including, without limitation, any negligence of Secured Party) or otherwise; provided, however, that nothing herein contained shall affect any right of Debtor to enforce against Secured Party any claim which Debtor may have against Secured Party in any manner other than by abatement, attachment or recoupment of, interference with, or set-off, counterclaim or defense against, the aforementioned payments to be made to such assignee. Debtor's undertaking herein to pay and perform the Liabilities to an assignee of Secured Party shall constitute a direct, independent and unconditional obligation of Debtor to said assignee. Said assignee shall have no obligations under this Agreement or in respect of the Equipment and shall have no obligation to install, erect, test, adjust or service the Equipment. Debtor also acknowledges and agrees that any assignee of Secured Party's interest in this Agreement shall have the right to exercise all rights, privileges and remedies (either in its own name or in the name of Secured Party) which by the terms of this Agreement are permitted to be exercised by Secured Party.

     6. DAMAGE TO OR LOSS OF THE EQUIPMENT; REQUISITION. Debtor assumes and shall bear the entire risk of loss or damage to the Equipment from any and every cause, whatsoever. No loss or damage to the Equipment or any part thereof shall affect any obligation of Debtor with respect to the Liabilities and this Agreement, which shall continue in full force and effect. Debtor shall advise Secured Party in writing promptly of any item of Equipment lost or damaged and of the circumstances and extent of such damage. If the Equipment is totally destroyed, irreparably damaged, lost, stolen or title thereto shall be requisitioned or taken by any governmental authority under the power of eminent domain or otherwise, Debtor shall, in the reasonable discretion of Debtor so long as no Event of Default shall have occurred under this Agreement, otherwise at the option of Secured Party, replace the same with like equipment in good repair, condition and working order, or pay to Secured Party all Liabilities due and to become due, less the net amount of the recovery, if any, actually received by Secured Party from insurance or otherwise for such destruction, damage, loss, theft, requisition or taking. Whenever the Equipment is destroyed or damaged and, in the reasonable discretion of Debtor so long as no Event of Default shall have occurred under this Agreement, otherwise in the sole discretion of Secured Party, such destruction or damage can be repaired, Debtor shall, at its expense, promptly effect such repairs as Secured Party shall deem necessary for compliance with clause (a) of paragraph 8 below. Any proceeds of insurance received by Secured Party with respect to such reparable damage to the Equipment shall, at the election of Secured Party, be applied either to the repair of the Equipment by payment by Secured Party directly to the party completing the repairs, or to the reimbursement of Debtor for the cost of such repairs; provided, however, that Secured Party shall have no obligation to make such payment or any part thereof until receipt of such evidence as Secured Party shall deem satisfactory that such repairs have been completed and further provided that Secured Party may apply such proceeds to the payment of any of the Liabilities or the Other Liabilities due if at the time such proceeds are received by Secured Party there shall have occurred and be continuing any Event of Default hereunder or any event which with lapse of time or notice, or both, would become an Event of Default. Debtor shall, when and as requested by Secured Party, undertake, by litigation or otherwise, in Debtor's name, the collection of any claim against


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any person for such destruction, damage, loss, theft, requisition or taking, but
Secured Party shall not be obligated to undertake, by litigation or otherwise, the collection of any claim against any person for such destruction, damage, loss, theft, requisition or taking.

     7. REPRESENTATIONS AND WARRANTIES OF DEBTOR. Debtor represents and warrants that: it has the right, power and authority to enter into and carry out the terms and provisions of this Agreement; this Agreement constitutes a valid obligation of the Debtor and is enforceable in accordance with its terms; and entering into this Agreement and carrying out its terms and provisions will not violate the terms or constitute a breach of any other agreement to which Debtor is a party.

     8. AFFIRMATIVE COVENANTS OF DEBTOR. Debtor shall (a) cause the Equipment to be kept in good condition and use the Equipment only in the manner for which it was designed and intended so as to subject it only to ordinary wear and tear and cause to be made all needed and proper repairs, renewals and replacements thereto; (b) maintain at all times property damage, fire, theft and comprehensive insurance for the full replacement value of the Equipment, with loss payable provisions in favor of Secured Party and any assignee of Secured Party as their interests may appear, and maintain public liability insurance in amounts satisfactory to Secured Party, naming Secured Party and any assignee of Secured Party as insureds with all of said insurance and loss payable provisions to be in form, substance and amount and written by companies approved by Secured Party, and deliver the policies therefor, or duplicates thereof, to Secured Party; (c) pay or reimburse Secured Party for any and all taxes, assessments and other governmental charges of whatever kind or character, however designated (together with any penalties, fines or interest thereon) levied or based upon or with respect to the Equipment, the Liabilities or this Agreement or upon the manufacture, purchase, ownership, delivery, possession, use, storage, operation, maintenance, repair, return or other disposition of the Equipment, or upon any receipts or earnings arising therefrom, or for titling or registering the Equipment, or upon the income or other proceeds received with respect to the Equipment or this Agreement provided, however, that Debtor shall pay taxes on or measured by the net income of Secured Party and franchise taxes of Secured Party only to the extent that such net income taxes or franchise taxes are levied or assessed in lieu of any other taxes, assessments or other governmental charges hereinabove described; (d) pay all shipping and delivery charges and other expenses incurred in connection with the Equipment and pay all lawful claims, whether for labor, materials, supplies, rents or services, which might or could if unpaid become a lien on the Equipment; (e) comply with all governmental laws, regulations, requirements and rules, all instructions and warranty requirements of Secured Party or the manufacturer of the Equipment, and with the conditions and requirements of all policies of insurance with respect to the Equipment and this Agreement; (f) mark and identify the Equipment with all information and in such manner as Secured Party may request from time to time and replace promptly any such marking or identification which are removed, defaced or destroyed; (g) at any and all times during business hours, grant to Secured Party free access to enter upon the premises wherein the Equipment shall be located and permit Secured Party to inspect the Equipment; (h) reimburse Secured Party for all charges, costs and expenses (including attorneys' fees) incurred by Secured Party in defending or protecting its interests in the Equipment, in the attempted enforcement or enforcement of the provisions of this Agreement or in the attempted collection or collection of any of the Liabilities; (i) indemnify and hold any assignee of Secured Party, and Secured Party, harmless from and against all claims, losses, liabilities, damages, judgments, suits, and all legal proceedings, and any and all costs and expenses in connection therewith (including attorneys' fees) arising out of or in any manner connected with the manufacture, purchase, ownership, delivery, possession, use, storage, operation, maintenance, repair, return or other disposition of the Equipment or with this Agreement, including, without limitation, claims for injury to or death of persons and for damage to property, and give Secured Party prompt notice of any such claim or liability; and (j) maintain a system of accounts established and administered in accordance with generally accepted accounting principles and practices consistently applied, and, within forty-five (45) days after the end of each fiscal quarter, deliver to Secured Party a balance sheet as at the end of such quarter and statement of operations for such quarter, and, within one hundred and twenty (120) days after the end of each fiscal year, deliver to Secured Party a balance sheet as at the end of such year and statement of operations for such year, in each case prepared in accordance with generally accepted accounting principles and practices consistently applied and certified by Debtor's chief financial officer as fairly presenting the financial position and results of operation of Debtor, and, in the case of year end financial statements, certified by an independent accounting firm acceptable to Secured Party.


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     9. NEGATIVE COVENANTS OF DEBTOR. Debtor shall not (a) create, incur, assume or suffer to exist any mortgage, lien, pledge or other encumbrance or attachment of any kind whatsoever upon, affecting or with respect to the Equipment or this Agreement or any of Debtor's interests hereunder; (b) make any changes or alterations in or to the Equipment except as necessary for compliance with clause (a) of paragraph 8 above; (c) permit the name of any person, association or corporation other than Secured Party to be placed on the Equipment as a designation that might be interpreted as a claim of interest in the Equipment;
(d) part with possession or control of or suffer or allow to pass out of its possession or control any of the Equipment or change the location of the Equipment or any part thereof from the location shown above; (e) without Secured Party's prior written consent, assign or in any way dispose of all or any part of its rights or obligations under this Agreement or enter into any lease of all or any part of the Equipment; (f) change its name or address from that set forth above unless it shall have given Secured Party no less than thirty (30) days prior written notice thereof; (g) without Secured Party's prior written consent, sell any shares of its capital stock or transfer any ownership interest in the Debtor to any person, persons, entity or entities (whether in one single transaction or in multiple transactions) which results in a transfer of a majority interest in the ownership and/or the control of the Debtor from the person, persons, entity or entities who hold ownership and/or control of the Debtor as of the date of this Agreement, except that Debtor may conduct (i) private offerings of shares of capital stock to Pequot Capital Management, Inc. and/or SOFTBANK America, Inc., SOFTBANK Tech Ventures, LLC or its affiliates;
(ii) public offerings of shares of capital stock, or (iii) other routine market transactions of the capital stock of the Debtor; in each case without Secured Party's prior written consent; or (h) sell, transfer, lease or otherwise dispose of all or substantially all of Debtor's assets to any person or entity, or without Secured Party's prior written consent, consolidate with or merge into or with any other entity, or purchase or otherwise acquire all or substantially all of the assets or stock or other ownership interest of any person or entity. With respect to the consent provisions under Sections 9(e), 9(g) and 9(h) of this Agreement, Secured Party shall, in its reasonable discretion, review and consider whether (i) Secured Party is satisfied as to the creditworthiness of the successor entity and as to such successor's conformance to the other standard criteria then used by Secured Party for such purposes, and (ii) such successor entity is willing to execute and deliver to Secured Party an agreement satisfactory in form and substance to Secured Party, in its reasonable discretion, containing the successor entity's effective assumption of all obligations of the Debtor under the Agreement and all Loan Schedules thereunder, and (iii) with respect to any assignment under Section 9(e), Debtor agrees to remain liable for all obligations of its assignee under the Agreement and all Loan Schedules thereto in the event that such assignee fails to satisfy such obligations in full.

     10. EQUIPMENT PERSONALTY. The Equipment is, and shall at all times be and remain, personal property notwithstanding that the Equipment or any part thereof may now be, or hereafter become, in any manner affixed or attached to, or imbedded in, or permanently resting upon, real property or attached in any manner to real property by cement, plaster, nails, bolts, screws or otherwise. If requested by Secured Party with respect to any item of Equipment, Debtor will obtain and deliver to Secured Party waivers of interest or liens in recordable form, satisfactory to Secured Party, from all persons claiming any interest in the real property on which such item of Equipment is installed or located.

     11. EVENTS OF DEFAULT AND REMEDIES. If any one or more of the following events ("Events of Default") shall occur:

         (a) Debtor shall fail to make any payment in respect of the Liabilities when due; or

         (b) any certification, statement, representation, warranty or financial report or statement heretofore or hereafter furnished by or on behalf of Debtor or any guarantor of any or all of the Liabilities proves to have been false in any material respect at the time as of which the facts therein set forth were stated or certified or has omitted any material contingent or unliquidated liability or claim against Debtor or any such guarantor; or

         (c) Debtor or any guarantor of any or all of the Liabilities shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it hereunder or under any guaranty agreement; or

         (d) Debtor or any guarantor of any or all of the Liabilities shall be in breach of or in default in the payment and performance of any obligation relating to any of the Other Liabilities; or


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         (e) Debtor or any guarantor of any of Debtor's obligations hereunder shall be in breach of or in default in the payment or performance of any obligation owing to any bank, lender, lessor or financial institution, howsoever arising, present or future, contracted for or acquired, and whether joint, several, absolute, contingent, secured, unsecured, matured or unmatured; or

         (f) Debtor or any guarantor of any or all of the Liabilities shall cease doing business as a going concern, make an assignment for the benefit of creditors, admit in writing its inability to pay its debts as they become due, file a petition commencing a voluntary case under any chapter of Title 11 of the United States Code entitled "Bankruptcy" (the "Bankruptcy Code"), be adjudicated an insolvent, file a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law, rule or regulation or file an answer admitting the material allegations of a petition filed against it in any such proceeding, consent to the filing of such a petition or acquiescence in the appointment of a trustee, receiver or liquidator of it or of all or any part of its assets or properties, or take any action looking to its dissolution or liquidation; or

         (g) an order for relief against Debtor or any guarantor of any or all of the Liabilities shall have been entered under any chapter of the Bankruptcy Code or a decree or order by a court having jurisdiction in the premises shall have been entered approving as properly filed a petition seeking reorganization, arrangement, readjustment, liquidation, dissolution or similar relief against Debtor or any guarantor of any or all of the Liabilities under any present or future statute, law, rule or regulation, or within thirty (30) days after the appointment without Debtor's or such guarantor's consent or acquiescence of any trustee, receiver or liquidator of it or such guarantor or of all or any part of its or such guarantor's assets and properties, such appointment shall not be vacated, or an order, judgment or decree shall be entered against Debtor or such guarantor by a court of competent jurisdiction and shall continue in effect for any period of ten (10) consecutive days without a stay of execution, or any execution or writ or process shall be issued under any action or proceeding against Debtor whereby the Equipment or its use may be taken or restrained; or

         (h) Debtor or any guarantor of any or all of the Liabilities shall suffer an adverse material change in its financial condition as compared to such condition as at the date hereof, including but not limited to, an adverse material change in Debtor's business, condition (financial or otherwise), operations, performance or properties or a material impairment of the abilities of Debtor to perform its obligations under its material agreements with its primary customers, and as a result of such change in condition Secured Party deems itself or any of the Equipment to be insecure;

then and in any such event, Secured Party may, at the sole discretion of Secured Party, without notice or demand and without limitation of any rights and remedies of Secured Party under the Uniform Commercial Code, take any one or more of the following steps:

         (1) Declare all of the Time Balance to be due and payable, whereupon the same shall forthwith mature and become due and payable as provided for in paragraph 16 below, provided, however, upon the occurrence of any of the events specified in subparagraphs (f) and (g) above, all sums as specified in this clause (1) shall immediately be due and payable without notice to Debtor (the date on which Secured Party declares all of the Time Balance to be due and payable is hereinafter referred to as the "Declaration Date");

         (2) proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceedings, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any other right, power or remedy granted hereby or by law, equity or otherwise; and

         (3) at any time and from time to time, with or without judicial process and the aid or assistance of others, enter upon any premises wherein any of the Equipment may be located and, without resistance or interference by Debtor, take possession of the Equipment on any such premises, and require Debtor to assemble and make available to Secured Party at the expense of Debtor any part or all of the Equipment at any place or time designated by Secured Party; and remove any part or all of the Equipment from any premises wherein the same may be located for the purpose of effecting the sale or other disposition thereof; and sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any or all of the Equipment


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in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Equipment at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such persons, firms or corporations as Secured Party shall deem best, all without demand for performance or any notice or advertisement whatsoever, except that Debtor shall be given five (5) business days' written notice of the place and time of any public sale or of the time after which any private sale or other intended disposition is to be made, which notice Debtor hereby agrees shall be deemed reasonable notice thereof. If any of the Equipment is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Equipment. Secured Party may buy any part or all of the Equipment at any public sale and if any part or all of the Equipment is of a type customarily sold in a recognized market or which is the subject of widely distributed standard price quotations Secured Party may buy at private sale and may make payment therefor by application of all or a part of the Liabilities and of all or a part of any Other Liabilities. Any personalty in or attached to the Equipment when repossessed may be held by Secured Party without any liability arising with respect thereto, and any and all claims in connection with such personalty shall be deemed to have been waived unless notice of such claim is made by certified or registered mail upon Secured Party within three business days after repossession.

Secured Party shall apply the cash proceeds from any sale or other disposition of the Equipment first, to the reasonable expenses of re-taking, holding, preparing for sale, selling, leasing and the like, and to reasonable attorneys' fees and other expenses which are to be paid or reimbursed to Secured Party pursuant hereto, and second, to all outstanding portions of the Liabilities and to any Other Liabilities in such order as Secured Party may elect, and third, any surplus to Debtor, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Equipment known to Secured Party; provided however, that Debtor shall remain liable with respect to unpaid portions of the Liabilities owing by it and will pay Secured Party on demand any deficiency remaining with interest as provided for in paragraph 16 below.

     12. SECURED PARTY'S RIGHT TO PERFORM FOR DEBTOR. If Debtor fails to perform or comply with any of its agreements contained herein Secured Party may perform or comply with such agreement and the amount of any payments and expenses incurred by Secured Party in connection with such performance or compliance, together with interest thereon at the rate provided for in paragraph 16 below, shall be deemed a part of the Liabilities and shall be payable by Debtor upon demand.

     13. FURTHER ASSURANCES. Debtor will cooperate with Secured Party for the purpose of protecting the interests of Secured Party in the Equipment, including, without limitation, the execution of all Uniform Commercial Code financing statements requested by Secured Party. Secured Party and any assignee of Secured Party are each authorized to the extent permitted by applicable law to file one or more Uniform Commercial Code financing statements disclosing any security interest in the Equipment without the signature of Debtor or signed by Secured Party or any assignee of Secured Party as attorney-in-fact for Debtor. Debtor will pay all costs of filing any financing, continuation or termination statements with respect to this Agreement, including, without limitation, any documentary stamp taxes relating thereto. Debtor will do whatever may be reasonably necessary to have a statement of the interest of Secured Party and of any assignee of Secured Party in the Equipment noted on any certificate of title relating to the Equipment and will deposit said certificate with Secured Party or such assignee. Debtor shall execute and deliver to Secured Party, upon request, such other instruments and assurances as Secured Party deems reasonably necessary or advisable for the implementation, effectuation, confirmation or perfection of this Agreement and any rights of Secured Party hereunder.

     14. NON-WAIVER; ETC. No course of dealing by Secured Party or Debtor or any delay or omission on the part of Secured Party in exercising any rights hereunder shall operate as a waiver of any rights of Secured Party. No waiver or consent shall be binding upon Secured Party unless it is in writing and signed by Secured Party. A waiver on any one occasion shall not be construed as a bar to or a waiver of any right and/or remedy on any future occasion. To the extent permitted by applicable law, Debtor hereby waives the benefit and advantage of, and covenants not to assert against Secured Party, any valuation, inquisition, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale or other disposition made under the judgment, order or decree of


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any court or under the powers of sale and other disposition conferred by this
Agreement or otherwise. Debtor hereby waives any right to a jury trial with respect to any matter arising under or in connection with this Agreement.

     15. ENTIRE AGREEMENT; SEVERABILITY; ETC. This Agreement constitutes the entire agreement between Secured Party and Debtor and all conversations, agreements and representations relating to this Agreement or to the Equipment are integrated herein. If any provision hereof or any remedy herein provided for shall be invalid under any applicable law, such provision or remedy shall be inapplicable and deemed omitted, but the remaining provisions and remedies hereunder shall be given effect in accordance with the intent hereof. Neither this Agreement nor any term hereof may be changed, discharged, terminated or waived except in an instrument in writing signed by the party against which enforcement of the change, discharge, termination or waiver is sought. This Agreement shall in all respects be governed by and construed in accordance with the internal laws of the State of New York, including all matters of construction, validity and performance, and shall be deemed a purchase money security agreement within the meaning of the Uniform Commercial Code. The captions in this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. This Agreement shall inure to the benefit of and be binding upon Secured Party and Debtor and their respective successors and assigns, subject, however, to the limitations set forth in this Agreement with respect to Debtor's assignment hereof. No right or remedy referred to in this Agreement is intended to be exclusive but each shall be cumulative and in addition to any other right or remedy referred to in this Agreement or otherwise available to Secured Party at law or in equity, and shall be in addition to the provisions contained in any instrument referred to herein and any instrument supplemental hereto. Debtor shall be liable for all costs and expenses, including attorneys' fees and disbursements incurred by reason of the occurrence of any Event of Default or the exercise of Secured Party's remedies with respect thereto. Time is of the essence with respect to this Agreement and all of its provision.

     16. PREPAYMENT; REBATE; INTEREST. Except for the installment payments of the Time Balance as set forth in the Schedule of Obligations or as expressly provided in the Prepayment Agreement of even date herewith, the Debtor may not prepay the Time Balance, in whole or in part, at any time. In the event Secured Party declares all of the Time Balance to be due and payable pursuant to clause
(1) of paragraph 11 above, Debtor shall pay to Secured Party an amount equal to the sum of (a) all accrued and unpaid amounts as of the Declaration Date plus interest thereon, and (b) the present value of all future installments set forth in this Agreement over the remaining unexpired term of this Agreement discounted to present value using a discount rate of four percent (4%), provided that the amount of interest earned by Secured Party computed as aforesaid shall not exceed the highest amount permitted by applicable law. The Time Balance as reduced to present value in accordance with the preceding sentence shall bear interest from and after the Declaration Date, and all other Liabilities due and payable under this Agreement (including past due installments) shall bear interest from and after their respective due dates, at the lesser of 1.5% per month or the highest rate permitted by applicable law, provided, however, that Debtor shall have no obligation to pay any interest on interest except to the extent permitted by applicable law.

     17. CONSENT TO JURISDICTION. Debtor hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such state in connection with any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Any such action or proceeding will be maintained in the United States District Court for the Southern District of New York or in any court of the State of New York located in the County of New York and Debtor waives any objections based upon venue or forum non conveniens in connection with any such action or proceeding. Debtor consents that process in any such action or proceeding may be served upon it by registered mail directed to Debtor at its address set forth at the head of this Agreement or in any other manner permitted by applicable law or rules of court. Debtor hereby irrevocably appoints Secretary of State of the State of New York as its agent to receive service of process in any such action or proceeding.

         NOTICES. Notice hereunder shall be deemed given if served personally or by certified or registered mail, return receipt requested, to Secured Party and Debtor at their respective addresses set forth at the head of this Agreement. Any party hereto may from to time by written notice to the other change the address to which notices are to be sent to such party. A copy of any notice sent by Debtor to Secured Party shall be concurrently sent by Debtor to any assignee of Secured Party of which Debtor has notice.

          The Debtor agrees to all the provisions set forth above. This Agreement is executed pursuant to due authorization. DEBTOR ACKNOWLEDGES RECEIPT OF A SIGNED TRUE COPY OF THIS AGREEMENT.


Date December 22, 2000                      Accepted on 12/29 2000
     -----------    --                                  -----   --

MESSAGEMEDIA, INC.     (Debtor)             WELLS FARGO EQUIPMENT FINANCE, INC.
-----------------------                     (Secured Party)
(Signature of Proprietor or name of
Corporation or Partnership)


By /s/ [ILLEGIBLE}                           By /s/ [ILLEGIBLE]
  ----------------------------------           ---------------------------------

Its President and CEO                        Its Vice President
   ---------------------------------            --------------------------------
(if Corporation, President or Vice                      (Title of Officer)
President should sign and give official
title; if Partnership, state partner;
if L.L.C., state member or manger)

                                                             [INFLOW LETTERHEAD]

                                December 27, 2000

Wells Fargo Equipment Finance, Inc.
530 5th Ave.
New York, NY 10036


     Re: MessageMedia, Inc., a Delaware corporation ("Customer") with principal place of business at 6060 Spine Road, Boulder, CO 80301.

Ladies and Gentlemen:

     InFlow, Inc., a Delaware corporation ("InFlow") and Customer have entered into a Data Center Services Agreement dated February 20, 1999, as the same may have been modified prior to the date hereof (the "Customer Contract") relating to the placement of certain equipment by Customer in Inflow's Data Network Exchanges located at 1860 Lincoln Street, Suite 305, Denver, Colorado 80296 and 900 Bannock Street, Denver, Colorado 80204 (the "Facilities"). Customer has advised InFlow that it has obtained financing from Wells Fargo Equipment Finance, Inc. ("Lender") under a Loan Schedule to a Master Loan and Security Agreement (the "Equipment Loan") of the equipment described in EXHIBIT A attached to this letter (the "Equipment").

     InFlow acknowledges and agrees that the Equipment is financed by Lender, and that, during the term of the Equipment Loan, InFlow shall not claim any lien or other interest in the Equipment pursuant to the Customer Contract. Pursuant to InFlow's lease of the Facilities, InFlow's landlords have acknowledged that in no event will they have a lien on the property of any of InFlow's customers. Upon written notice from Lender that Customer has defaulted under the Equipment Loan, InFlow shall permit Lender to enter the Facilities in the exercise of its rights and remedies arising under the Equipment Loan upon the following terms and conditions: (1) Lender shall provide InFlow with reasonable notice of its intent to enter the Facilities; (2) Lender shall enter the Facilities only during reasonable business hours; (3) Lender shall comply with all reasonable requirements and security procedures of InFlow related to such entry; (4) Lender shall comply with all rules and regulations and other requirements of InFlow's landlords for the Facilities; and (5) Lender shall exercise its rights and remedies in such a manner as to cause the least interference possible with other customers of InFlow and with the operations of the Facilities. Customer hereby agree to indemnify, defend and hold InFlow and its officers, directors, employees, agents, customers, vendors, successors and assigns harmless from any and all liability, costs, expenses and damages, including, without limitation, reasonable attorneys' fees and court costs arising from or related to any entry into the Facilities or removal of the Equipment or any other exercise of rights under the Equipment Loan by Lender. Lender and Customer acknowledge and agree that InFlow shall be entitled to rely upon any such notice from Lender,

                                                             [INFLOW LETTERHEAD]


and InFlow shall have no obligation to inquire into any matter with respect to such notice, including, without limitation, the existence of a default under the Equipment Loan.

     All notices to InFlow pursuant to this letter shall be deemed properly given and received (i) on the next business day after deposit for overnight delivery by an overnight courier service such as Federal Express or (ii) three
(3) business days after mailing, by registered or certified mail, return receipt requested, when furnished with delivery or postage charges prepaid addressed to INFLOW at the DNX address above, Attention, General Manager, with a copy to InFlow, Inc., Legal Department, 938 Bannock Street, Denver, CO 80204, and such address may be changed from time to time with notice to Customer.

     Each party represents and warrants that the person signing this Agreement on its behalf is duly authorized to do so, and upon execution by such person, this Agreement is the valid and legally binding obligation of such party.


                                             InFlow, Inc.


                                        By: /s/ [ILLEGIBLE]
                                            -----------------------------------
                                        Title: Vice President, Sales
                                               --------------------------------


ACKNOWLEDGED AND AGREED TO:


Customer:                               Lender:
MessageMedia, Inc.                      Wells Fargo Equipment Finance Inc.


By: /s/ A. L. JONES                     By: /s/ [ILLEGIBLE]
    ------------------------------          ------------------------------
Name: A. L. Jones                       Name: [ILLEGIBLE]
      ----------------------------            ----------------------------
Title:                                  Title: Vice President
       ---------------------------             ---------------------------
Date: 12/22/00                          Date: 12/29/00
      ----------------------------            ----------------------------

                           LOAN SCHEDULE NO. 01 UNDER
                  MASTER LOAN AND SECURITY AGREEMENT NO. 10220

Pursuant to a Master Loan and Security Agreement No. 10220 dated 12/22/00 ("Master Agreement") between Wells Fargo Equipment Finance, Inc. ("Secured Party") having a place of business at 530 Fifth Avenue, 15th Floor, New York, NY 10036 and MessageMedia, Inc. ("Debtor") a Delaware corporation having a place of business at 6060 Spine Road, Boulder, CO 80301, Debtor hereby promises to pay to the order of Secured Party the Loan Amount set forth in the schedule of obligations below, in installments in the amounts and at the times specified below. This Loan Schedule incorporates the terms and conditions of the Master Agreement and constitutes an Agreement as referred to in the Master Agreement. Terms used herein which are defined in the Master Agreement shall have the meanings as so defined.

The Equipment in which Debtor grants to Secured Party a security interest in accordance with the provisions of the Master Agreement is set forth and described in Schedule A annexed hereto and made a part hereof. Said Equipment shall be located at _________________________________________________________ at
all times until all payments hereunder have been paid in full.

                             SCHEDULE OF OBLIGATIONS

                  Loan Amount                        $ 3,004,000.00
                  Interest                           $   614,357.48
                                                     --------------
                  Time Balance                       $ 3,618,357.48
                                                     --------------
                  Term of Loan                       Thirty-six (36) months
                  Number of Payments                             36
                  Payments Payable                   Monthly -- in advance
                  Amount of Each Payment             $   100,509.93
                                                     --------------

     Debtor agrees to pay the Time Balance to Secured Party in thirty-six (36) installments as follows: thirty-six (36) monthly payments of $100,509.93 payable on the 20th day of each month, commencing on 12/20/00 and continuing on the like date of each month thereafter through and including 11/20/03.

     The Debtor agrees to all the provisions set forth above. This Agreement is executed pursuant to due authorization. DEBTOR ACKNOWLEDGES RECEIPT OF A SIGNED TRUE COPY OF THIS AGREEMENT.

Accepted on 12/22 2000                       Date 12/29/00
            -----   --                            --------

MESSAGEMEDIA, INC.       (Debtor)            WELLS FARGO EQUIPMENT FINANCE, INC.
(Signature of Proprietor or name of          (Secured Party)
Corporation or Partnership)



By /s/ [ILLEGIBLE]                            By /s/ [ILLEGIBLE]
  ----------------------------------            --------------------------------

Its President & CEO                           Its Vice President
   ---------------------------------             -------------------------------
           (Title of Officer)
(if Corporation, President or Vice
President should sign and give official
title; if Partnership, state partner;
if L.L.C., state member or manager)

                              PREPAYMENT AGREEMENT


         WHEREAS, Wells Fargo Equipment Finance, Inc. ("WFEFI"), as Secured Party & MESSAGEMEDIA, INC. ("Debtor") are parties to certain Master Loan and Security Agreement No. 10220 (the "Agreement"), dated December 22, 2000 affecting the equipment (the "Equipment") described therein; and

         WHEREAS, the parties hereto desire to confirm their understanding pursuant to which the Debtor may prepay the Agreement on certain dates ("Prepayment Dates") set forth below.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. Provided that the Debtor shall so request WFEFI in writing not less than thirty (30) days prior to a Prepayment Date, and further provided that the Debtor shall have paid all monthly installments due through and including the applicable Prepayment Date in accordance with the terms and provisions of the Agreement and shall then be in compliance with all the terms and provisions of the Agreement and shall continue to comply with all the terms and provisions of the Agreement thereafter until such Prepayment Date, WFEFI agrees to allow Debtor to prepay the Agreement (in whole, but not in part) by payment of the appropriate prepayment amount as set forth below ("Prepayment Amount") in good funds prior to the applicable Prepayment Date. A Prepayment Date shall mean one day after the date that a regular monthly installment payment is due under the Agreement, provided that there shall be no Prepayment Date prior to the date that the twelfth payment has been paid.

         2. The Prepayment Amount which Debtor shall pay in the event of a prepayment of the Agreement hereunder shall be computed as follows:

         (a) For a Prepayment Date which is after the day that the thirteenth
(13th) monthly installment is due but prior to the date that the twenty-fifth
(25th) payment is due, the Prepayment Amount shall be 104% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Secured Party or its assigns;

         (b) For a Prepayment Date which is after the day that the twenty-fifth
(25th) monthly installment is due but prior to the date that the thirty-sixth
(36th) payment is due, the Prepayment Amount shall be 102% of the remaining principal balance due under the Agreement computed in accordance with the books and records of Secured Party or its assigns;

         3. All taxes attributable to the transaction herein contemplated including any taxes on the Prepayment Amount, shall be borne exclusively by the Lessee.

         4. Time is of the essence for the Lessee's making written request for prepayment and for remitting the Prepayment Amount in the event Lessee timely exercises its option to prepay hereunder.

         5. Except at specifically permitted by this Prepayment Agreement, Lessee shall have no right to prepay the Agreement.

         6. This Prepayment Agreement shall constitute an indivisible part of the Agreement and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

MESSAGEMEDIA, INC.                      WELLS FARGO EQUIPMENT FINANCE, INC.


By: /s/ [ILLEGIBLE]                     By: /s/ [ILLEGIBLE]
    ------------------------------          ------------------------------
       (Authorized Signature)                    (Authorized Signature)

Title: President & CEO                  Title: Vice President
       ---------------------------             ---------------------------

Date: 12/22/00                          Date: 12/29/00
      ----------------------------            ----------------------------

              RIDER TO MASTER LOAN AND SECURITY AGREEMENT NO. 10220
                DATED DECEMBER 22, 2000 (THE "AGREEMENT") BETWEEN
  WELLS FARGO EQUIPMENT FINANCE, INC. AS SECURED PARTY ("SECURED PARTY") AND
                   MESSAGEMEDIA, INC. AS DEBTOR (THE "DEBTOR")

          Debtor and Secured Party covenant and agree as follows:

1. It shall be an Event of Default under the Agreement if Debtor shall fail to be in compliance with any of the following during the term of any Loan Schedule(s) to the Agreement (which together with the covenants contained in Sections 3, 4 and 5 (if applicable) hereinbelow are hereafter referred to as the "Financial Covenants"):

         (a) Debtor's Unrestricted Cash shall be no less than (i) $3,000,000.00 at all times from the date hereof through and including March 31, 2001; and (ii) $2,000,000.00 at all times from April 1, 2001 through the balance of the term of all Loan Schedule(s) to the Agreement.

As used herein;

         Unrestricted Cash means the minimum cash balance on Debtor's balance sheet in the form of cash or readily marketable securities which has not been pledged, encumbered, restricted or otherwise assigned to or by any third party.

2. Provided that no Event of Default has occurred under the Agreement, and Debtor has achieved, in all material respects, no less than ninety percent (90%) of the projections contained on Exhibit 1 annexed hereto and made a part hereof (the "Projections") through its fiscal year ending December 31, 2001 as confirmed by Debtor's audited financial statements for such fiscal period; then, upon Debtor's written request, Secured Party will consent to amend the Agreement to delete therefrom the Financial Covenants contained in Section 1 (a) hereinabove and to substitute in their place the following financial covenants, which, in such event, shall, together with the covenants contained in Sections 3, 4 and 5 (if applicable) hereinbelow, thereafter be deemed to be the "Financial Covenants" for the remaining term of all Loan Schedule(s) under the
Agreement:

(i) It shall be an Event of Default under the Agreement if Debtor shall fail to be in compliance with any of the following during the term of any Loan Schedule(s) to the Agreement:

         (a) Debtor's Cash Flow Coverage Ratio shall be in an amount equal to or greater than 1:1;

         (b) Debtor's Tangible Net Worth shall be no less than $15,000,000.00; and

         (c) Debtor's Debt to Tangible Net Worth ratio shall be 1.5:1 or less.

As used herein:

         Cash Flow Coverage Ratio shall mean the ratio of (x) the sum of net income, depreciation expense, amortization expense, less non-financed capital expenses, less distributions to shareholders, to (y) the sum of current maturities of obligations under capital leases and current maturities of loans, notes and other debts payable;

         Debt shall mean the sum of current and long-term maturities of obligations under capital leases, loans, notes and other debts payable as well as any demand notes relating to a revolving credit facility;

         Intangible Assets means the sum of all goodwill, value derived from all non-compete agreements, deferred income taxes and all other intangible assets, including but not limited to advances made to affiliates, officers and employees; and

         Tangible Net Worth means (a) the sum of shareholders' equity plus subordinated debt, less (y), Intangible Assets.

3. Debtor shall raise additional equity in the amount of no less than $8,000,000.00 by March 28, 2001 and shall deliver to Secured Party within thirteen (13) days of such date, evidence in form and substance which is satisfactory to Secured Party in its discretion, that Debtor has raised or generated sufficient equity to comply with this covenant. After the funding of Loan Schedule No. 1 to the Agreement, in the event that Secured Party supplies additional financing to Debtor in the amount of $3,000,000.00 or more in Secured Party's sole discretion on or by March 28, 2001, then the amount of additional equity that Debtor shall be required to raise by such date under this Section 3 shall be changed to an amount of no less than $5,000,000.00.

4. Debtor shall grant, pledge and assign to Secured Party a first priority security interest in all of Debtor's accounts receivable and notes receivable which have been or are hereafter converted from accounts receivable to notes receivable (collectively, the "Accounts") by executing such documentation as is requested by Secured Party; such security interest shall not at any time exceed the sum of the Liabilities and the Other Liabilities under the Agreement, including all Loan Schedules thereto. Debtor shall establish a lockbox account (the "Lockbox") pursuant to a lockbox agreement with Debtor's bank which is acceptable in form and substance to counsel for Secured Party (the "Lockbox Agreement"). Until such time as an Event of Default occurs under the Agreement, Debtor shall have control of the proceeds of the Accounts contained in the Lockbox. In the event that an Event of Default occurs under the Agreement, Secured Party shall have the right to deliver the Instructions (as defined in the Lockbox Agreement) to Debtor's bank to direct the proceeds of the Accounts contained in the Lockbox to be remitted directly to Secured Party.

5. Provided that Debtor has complied with all of the following conditions: (a) no Event of Default has occurred under the Agreement; (b) Debtor has had two (2) consecutive fiscal quarters during which it has achieved, in all material respects, no less than ninety percent (90%) of its projected net income contained in its Projections, as confirmed by Debtor's financial statements for such fiscal periods; and (c) Debtor has a working capital facility (the "Working Capital Facility") in place with a financial institution which is acceptable to Secured Party (the "Working Capital Lender"), then upon Debtor's request, Secured Party will consent to: (i) subordinate Secured Party's security interest in the Accounts to the security interest of the Working Capital Lender by executing such documentation which is acceptable to counsel for Secured Party; and (ii) amend Section 1 of this Rider to the Agreement to add the following financial covenant which shall thereafter be deemed to be one of the "Financial Covenants" under the Agreement:

         (d) Debtor shall maintain Liquidity at all times which is equal to or greater than the sum of all of the Liabilities and the Other Liabilities under the Agreement, including all Loan Schedules thereto. "Liquidity" shall mean the sum of Unrestricted Cash and balance of available funds under the Working Capital Facility.

6. Debtor's compliance with the Financial Covenants shall be measured on a monthly basis. In order to enable Secured Party to review Debtor's compliance with the Financial Covenants and the other terms, conditions and covenants of the Agreement, Debtor shall within fifteen (15) days after the end of each month, provide Secured Party with (a) an affidavit from the chief financial officer for Debtor in the form annexed hereto as Exhibit 2 stating that Debtor has complied and is then in compliance with each of the covenants contained in this Rider, including without limitation, the Financial Covenants, or in the event of any non-compliance, stating the extent of any such non-compliance; (b) a balance sheet which accurately represents Debtor's financial condition as of the end of such month; (c) a borrowing certificate showing the balance of available funds as of the end of such month under the Working Capital Facility (if any); and (d) a monthly accounting of the aging of the Accounts.

7. It shall be an Event of Default if Debtor fails to be in compliance with any of the provisions set forth hereinabove, including without limitation, the Financial Covenants. In such event, Debtor shall deliver to Secured Party, within fifteen (15) days of the occurrence of such failure, an irrevocable standby letter of credit issued by a recognized financial institution acceptable to Secured Party in an amount equal to the sum of the present value of the then remaining payments due under all then existing Loan Schedules during the remaining terms thereof, discounted at a rate equal to six percent (6%), which letter of credit shall be substantially in the form annexed hereto as Exhibit 3 (the "LC"). Such LC shall secure the payment of all Liabilities (as defined in the Agreement) and performance of all other obligations of Debtor to Secured Party and its assigns under the Agreement. Once an LC is required under this
Section 7, it shall be an Event of Default under the Agreement if at any time during which any amounts remain due under the Agreement or any Loan Schedule, the LC is not in full force and effect or if Secured Party receives notice that the LC will not be replaced or renewed. It is hereby further agreed that provided that no other Event of Default (as defined in the above referred to Agreement) shall have occurred on or before the end of each fiscal quarter (each, a "Reduction Date"), the LC may be amended as provided below following each Reduction Date to reduce the total face amount of the LC, to an amount equal to the sum of the present value of the then remaining payments due under all then existing Loan Schedules during the remaining terms thereof, discounted at a rate equal to six percent (6%). Provided that no other Event of Default has occurred, upon the request of Debtor following a Reduction Date, WFEFI will then confirm in writing to the issuing bank that it may amend the LC to reduce the face amount thereof in accordance with this Rider.

8. Debtor acknowledges that it has agreed to comply with the Financial Covenants in strict compliance with the terms hereof in order to induce Secured Party to enter into the Agreement and that Secured Party would not enter into the Agreement except in reliance upon Debtor's agreement to strictly comply with the terms hereof. Time is of the essence with regard to Debtor's compliance with the terms hereof.

9. All other terms and conditions of the Agreement shall remain in full force and effect. In the event that there is any conflict between the terms and conditions of this Rider and the terms and conditions of the Agreement, the terms and conditions of this Rider shall govern. All accounting terms not defined herein shall have the meanings ascribed to them according to generally accepted accounting principles, consistently applied ("GAAP"). All of the terms, conditions and provisions hereunder shall be deemed to be an indivisible part of and supplement to the Agreement.


MESSAGEMEDIA, INC.                           WELLS FARGO EQUIPMENT FINANCE, INC.

By: /s/ [ILLEGIBLE]                          By: /s/ [ILLEGIBLE]
    --------------------------                   -------------------------------
Title: President & CEO                       Title: Vice President
      ------------------------                     -----------------------------
Date: 12/22/00                               Date: 12/29/00
     -------------------------                    ------------------------------